UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2010

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant or, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 1, 2010, the Board of Directors of Pinnacle West Capital Corporation (“Pinnacle West”) expanded the number of directors by one and elected Dr. Dale E. Klein as a Director. Dr. Klein’s initial term will extend until the 2011 Annual Meeting of Shareholders. The Board of Directors of Arizona Public Service Company, the principal subsidiary of Pinnacle West, also elected Dr. Klein to its Board. The Board expects to designate committee assignments for Dr. Klein at a future meeting. Dr. Klein will participate in the compensation arrangements for non-employee directors described on page 12 of the Pinnacle West Proxy Statement for its Annual Meeting of Shareholders held on May 19, 2010.
A copy of the Press Release dated June 1, 2010 announcing Dr. Klein’s election is furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Registrant(s)	Description
99.1	Pinnacle West Capital Corporation	Press Release dated June 1, 2010
Arizona Public Service Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: June 2, 2010	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: June 2, 2010	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit
No.	Registrant(s)	Description

99.1	Pinnacle West Capital Corporation	Press Release issued on June 1, 2010.
Arizona Public Service Company